EXHIBIT 1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of common stock, $0.01 par value, of National Wireless Holdings, Inc.


              /s/ Thomas F. Donino
              -------------------------------------------------
                  Thomas F. Donino


              Antilles Partners, L.P.

              By: Alybritt Management LLC, general partner

              By: /s/ Thomas F. Donino
                  ---------------------------------------------
                  Thomas F. Donino, Managing Member


              FNY Sellitna Partners L.P.

              By: Alybritt Management LLC, general partner

              By: /s/ Thomas F. Donino
                  ---------------------------------------------
                  Thomas F. Donino, Managing Member


              Alybritt Management LLC

              By: /s/ Thomas F. Donino
                  ---------------------------------------------
                  Thomas F. Donino, Managing Member


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